Exhibit 99.1

Affinion Group

For Immediate Release	Contact:

	Maureen O’Connell	(203) 956-8034
Chief Financial Officer

	Ken Yamamoto	(203) 956-8746
Investor Relations

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE SECOND QUARTER ENDED

JUNE 30, 2006 - ADJUSTED EBITDA OF $57.1 MILLION AND PLANS TO MAKE FOURTH

VOLUNTARY DEBT PREPAYMENT

NORWALK, Connecticut – August 14, 2006 – Affinion Group, Inc. (“Affinion” or the “Company”), a leading affinity direct marketer of value-added membership, insurance and package enhancement programs and services to consumers, today announced its financial results for the three and six month periods ended June 30, 2006.

On October 17, 2005, Affinion Group Holdings, Inc., the parent of Affinion, completed the acquisition (the “Transactions”) of the marketing services division (the “Predecessor Company”) of Cendant Corporation (“Cendant”) pursuant to a purchase agreement dated July 26, 2005, as amended. Substantially all of the assets and liabilities of the Predecessor Company were acquired by Affinion in the Transactions.

The information presented below is a comparison of the unaudited consolidated results of operations of Affinion for the three and six month periods ended June 30, 2006 to the combined results of operations of the Predecessor Company for the three and six month periods ended June 30, 2005.

Purchase accounting adjustments made in 2005 as a result of the Transactions had a significant impact on Affinion’s results of operations for the three and six month periods ended June 30, 2006. For example, because deferred revenues were reduced in purchase accounting, net revenues recognized for periods following the Transactions were less than they otherwise would have been. The effect of purchase accounting adjustments in Affinion’s results of operations for the three and six month periods ended June 30, 2006 was to reduce net revenues by $66.3 million and $153.3 million, respectively, and to reduce income from operations by $136.4 million and $280.8 million, respectively.

Results for the Three and Six Month Periods Ended June 30, 2006

Net revenues for the three and six month periods ended June 30, 2006, were $264.3 million and $510.2 million, respectively, compared to $333.7 million and $671.2 million, respectively, for the three and six month periods ended June 30, 2005. The decrease in net revenues was primarily attributable to a decrease of $66.3 million and $153.3 million for the three and six month periods ended June 30, 2006 due to a non-cash reduction in deferred revenue recorded in purchase accounting as part of the Transactions. Income (loss) from operations for the three and six months periods ended June 30, 2006 was $ (90.0) million and $(184.2) million, respectively, compared to $32.5 million and $53.6 million, respectively, for the three and six month periods ended June 30, 2005. The decrease in income from operations for the three and six month periods ended June 30, 2006 was primarily due to $136.4 million and $280.8 million of non-cash purchase accounting adjustments, including incremental depreciation and amortization expense of $97.7 million and $190.4 million, respectively.

Adjusted EBITDA (as defined by Note (a) of Table 7) for the second quarter of 2006 was $57.1 million compared to $52.5 million for the second quarter of 2005, primarily due to lower commission and marketing expense in North America.

Select Liquidity Data

As part of the financing for the Transactions, Affinion (a) issued $270 million principal amount of 10 1/8% senior notes due 2013 ($266.4 million net of discount), (b) entered into new senior secured credit facilities consisting of a term loan facility in the principal amount of $860 million and a revolving credit facility in an aggregate amount of up to $100 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005.

At June 30, 2006, Affinion had $301.9 million outstanding under the senior notes (net of discount and premiums), $800 million outstanding under the term loan facility, $350.6 million outstanding under the senior subordinated notes (net of discount), and $98.5 million available under the revolving credit facility (after giving effect to the issuance of $1.5 million letters of credit). In addition, at June 30, 2006, Affinion had $81.8 million in unrestricted cash on hand (including cash to be used for the voluntary debt prepayment described below).

Voluntary Debt Prepayment

On August 14, 2006, Affinion expects to use available cash on hand to prepay on a voluntary basis $20 million principal amount under the term loan facility. This will be Affinion’s fourth voluntary prepayment. Since October 17, 2005, including this planned prepayment, Affinion will have prepaid $80 million or approximately 9.3% of the term loan.

Guidance

Based on these strong results, Affinion now projects its full year adjusted EBITDA to be within the range of $260 million to $265 million. This compares to a pro forma 2005 adjusted EBITDA of $257.2 million.

Registration Statement

Amendment No. 4 to Affinion’s Registration Statement on Form S-4 (File No. 333-133895) was filed with, and declared effective by, the Securities and Exchange Commission on August 11, 2006. As a result, Affinion launched its offer to exchange $304 million aggregate principal amount of its unregistered 10 1/8% Senior Notes due 2013 and $355.5 million aggregate principal amount of its unregistered 11½% Senior Subordinated Notes due 2015 for a like principal amount of its registered 10 1/8% Senior Notes due 2013 and registered 11½% Senior Subordinated Notes due 2015, respectively.

Call-In- Information

Affinion will hold an informational call to discuss the results for the three and six month periods ended June 30, 2006 at 10:00 am. (EST) on Tuesday, August 15, 2006. The conference call will be broadcast live and can be accessed by dialing 1-866-831-6247 (domestic) or 1-617-213-8856 (international) and entering passcode 48218025. Interested parties should call at least ten (10) minutes prior to the call to register.

A telephonic replay of the call will be available through midnight August 22, 2006 by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international) and entering passcode 47785580.

About Affinion

Affinion is a leading affinity direct marketer of value-added membership, insurance and package enhancement programs and services to consumers, with over 30 years of experience. Affinion currently offers its programs and services worldwide through over 4,500 affinity partners. Affinion’s diversified base of affinity partners includes leading companies in a wide variety of industries, including financial services, retail, travel, telecommunications, utilities and Internet. Affinion markets to consumers using direct mail, online marketing, in-branch marketing, telemarketing and other marketing methods. Affinion also has a growing loyalty solutions operation which manages points-based loyalty programs.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2006 and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, market place consolidation among financial institution affinity partners, industry trends, the effects of a decline in travel on Affinion’s travel fulfillment business, termination or expiration of one or more agreements with its affinity partners or a reduction of the marketing of our services by one or more of its affinity partners, the outcome of numerous legal actions, our substantial leverage, costs of developing its own stand-alone systems and transitioning to an independent company, restrictions contained in our debt agreements, its inability to compete effectively and other risks identified and discussed under the caption “Risk Factors” in Affinion’s Registration Statement on Form S-4 (file no. 333-133895) declared effective by the Securities and Exchange Commission on August 11, 2006.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP, INC. AND THE PREDECESSOR COMPANY

UNAUDITED SUPPLEMENTAL DATA FOR SELECTED

BUSINESS SEGMENTS

The following table provides data for selected business segments

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Membership Operations:
Retail
Average Members(1) (000’s)	9,272	11,093	9,361	11,278
% Monthly Members	34.3%	28.5%	33.4%	26.3%
% Annual Members	65.7%	71.5%	66.6%	73.7%
Annualized Net Revenue Per Average Member(2)	$64.73	$59.10	$65.56	$57.80
Wholesale
Average Members (1) (3) (000’s)	3,969	3,727	3,937	3,813
Portion for service formerly retail	2,046	1,472	1,973	1,446
Retail including wholesale formerly retail	11,317	12,565	11,334	12,724
Insurance and Package Operations:
Insurance
Average Basic Insured(1) (000’s)	27,829	29,389	28,113	29,464
Average Supplemental Insured (000’s)	5,353	5,531	5,330	5,596
Annualized Net Revenue per Supplemental Insured(2)	$48.13	$44.54	$47.22	$44.10
Package
Average Members(1) (000’s)	6,943	7,601	7,033	7,655
Annualized Net Revenue Per Average Member(2)	$13.70	$13.83	$13.65	$13.74
International Operations:
Package
Average Members(1) (000’s)	16,896	20,035	17,413	19,839
Annualized Net Revenue Per Average Package Member(2)	$6.95	$6.22	$6.59	$6.96
Other Retail Membership
Average Members(1) (000’s)	2,361	2,732	2,335	2,703
Annualized Net Revenue Per Average Member(2)	$21.46	$18.83	$20.91	$20.13
New Retail Membership (4)
Average Members(1) (000’s)	71	—	56	—
Annualized Net Revenue Per Average Member(2)	$81.10	$—	$77.46	$—

(1)	Average Members and Average Basic Insured for the period are each calculated by determining the average members or insureds, as applicable, for each month (adding the number of members or insureds, as applicable, at the beginning of the month with the number of members or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period (i.e. quarter or full year). A member’s or insured’s, as applicable, count is removed in the period in which he has cancelled.
(2)	Annualized Net Revenue Per Average Member and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period (i.e. quarter or full year) and dividing it by the average members or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a member or an insured, as applicable, his revenues are no longer recognized in the calculation.
(3)	Includes 2,046,000 and 1,472,000 average members for the three months ended June 30, 2006 and 2005, respectively, and 1,973,000 and 1,446,000 average members for the six months ended June 30, 2006 and 2005, respectively, related to wholesale programs historically offered under retail arrangements.
(4)	As a result of initiating retail marketing in our International Operations, during the second quarter of 2005 we began tracking retail joins in a manner consistent with our Membership Operations.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$81.8	$113.4
Restricted cash	28.3	28.2
Investments	0.4	0.4
Receivables (net of allowance for doubtful accounts of $2.7 and $2.8 in 2006 and 2005, respectively)	72.7	61.5
Receivables from related parties	17.2	13.7
Profit-sharing receivables from insurance carriers	50.2	62.7
Prepaid commissions	68.8	40.7
Deferred income taxes	9.7	—
Other current assets	39.0	38.6

Total current assets	368.1	359.2
Property and equipment, net	99.6	107.7
Contract rights and list fees, net	7.2	1.8
Goodwill	356.0	366.2
Other intangibles, net	1,139.5	1,317.8
Other non-current assets	59.0	47.3

Total assets	$2,029.4	$2,200.0

Liabilities and Stockholder’s Equity (Deficiency)
Current liabilities:
Current portion of long-term debt	$60.3	$20.4
Accounts payable and accrued expenses	259.5	276.5
Payables to related parties	4.4	3.1
Deferred revenue	263.4	148.6
Deferred income taxes	—	2.5
Income taxes payable	1.2	0.8

Total current liabilities	588.8	451.9
Long-term debt	1,392.9	1,470.6
Deferred income taxes	28.5	27.8
Deferred revenue	28.1	7.6
Other long-term liabilities	5.8	8.1

Total liabilities	2,044.1	1,966.0

Minority interests	0.4	0.1

Stockholder’s Equity (Deficiency):
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	372.1	372.1
Accumulated deficit	(392.6)	(136.3)
Accumulated other comprehensive income/(loss)	5.4	(1.9)

Total stockholder’s equity (deficiency)	(15.1)	233.9

Total liabilities and stockholder’s equity (Deficiency)	$2,029.4	$2,200.0

TABLE 3

AFFINION GROUP, INC. AND THE PREDECESSOR

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(In millions)

	THE COMPANY		THE PREDECESSOR
	For the Three Months Ended June 30, 2006	For the Six Months Ended June 30, 2006	For the Three Months Ended June 30, 2005	For the Six Months Ended June 30, 2005
Net revenues	$264.3	$510.2	$333.7	$671.2

Expenses:
Marketing and commissions	139.5	273.6	167.9	336.0
Operating costs	81.9	157.2	97.0	203.4
General and administrative	26.4	55.4	29.5	61.6
Gain on sale of assets	—	—	(3.6)	(4.2)
Depreciation and amortization	106.5	208.2	10.4	20.8

Total Expenses	354.3	694.4	301.2	617.6

Income/(loss) from operations	(90.0)	(184.2)	32.5	53.6
Interest income	1.7	2.9	0.6	1.1
Interest expense	(40.3)	(74.4)	(0.1)	(0.4)
Other expense, net	—	—	—	(0.1)

Income/(loss) before income taxes and minority interests	(128.6)	(255.7)	33.0	54.2
Provision for income taxes	1.3	0.4	13.3	21.3
Minority interests, net of tax	0.1	0.2	0.1	0.2

Net income/(loss)	$(130.0)	$(256.3)	$19.6	$32.7

TABLE 4

AFFINION GROUP, INC. AND THE PREDECESSOR

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(In millions)

	THE COMPANY	THE PREDECESSOR
	For the Six Months Ended June 30, 2006	For the Six Months Ended June 30, 2005
Operating Activities
Net income/(loss)	$(256.3)	$32.7
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	208.2	20.8
Amortization of debt discount and financing costs	12.9	—
Gain on sale of assets	—	(4.2)
Loss on disposal of property and equipment	—	1.5
Deferred income taxes	(7.3)	(1.7)
Net change in assets and liabilities:
Restricted Cash	(1.7)	0.2
Receivables	(8.0)	14.2
Receivables from related parties	(3.5)	—
Profit-sharing receivables from insurance carriers	12.5	(1.7)
Prepaid commissions	(27.6)	11.1
Other current assets	0.3	1.7
Deferred acquisition costs	—	0.7
Contract rights and list fees	(5.7)	(0.8)
Other non-current assets	(12.9)	3.4
Accounts payable and accrued expenses	(20.4)	(2.0)
Payable to related parties	1.3	—
Deferred revenue	134.0	(48.2)
Income taxes receivable and payable	0.3	0.3
Other long-term liabilities	(2.4)	(0.1)
Minority interests and other, net	0.4	1.9

Net cash provided by operating activities	24.1	29.8

Investing Activities
Capital expenditures	(11.1)	(14.7)
Restricted cash	2.1	—

Net cash used in investing activities	(9.0)	(14.7)

Financing Activities
Principal payments on borrowings	(423.9)	(0.3)
Payment for Cendant credit agreement	—	(30.0)
Decrease in advances to Cendant, net	—	22.3
Deferred financing costs	(10.7)	—
Proceeds from borrowings	385.7	—

Net cash used in financing activities	(48.9)	(8.0)

Effect of changes in exchange rates on cash and cash equivalents	2.2	(2.2)

Net increase/(decrease) in cash and cash equivalents	(31.6)	4.9
Cash and cash equivalents, beginning of period	113.4	22.5

Cash and Cash Equivalents, End of Period	$81.8	$27.4

Supplemental Disclosure of Cash Flow Information:
Interest payments	$67.5	$0.3

Income tax payments	$4.9	$19.5

TABLE 5

AFFINION GROUP, INC. AND THE PREDECESSOR

UNAUDITED COMPARISON OF 2006 TO 2005 RESULTS

(In millions)

The following table summarizes our consolidated results of operations for the three and six months ended June 30, 2006 and our combined results of operations for the three and six months ended June 30, 2005.

	The Company	The Predecessor	Increase/ (Decrease) Related to the Transactions	Increase/ (Decrease) Other
	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005
Net revenues	$264.3	$333.7	$(66.3)	$(3.1)

Expenses:
Marketing and commissions	139.5	167.9	(20.4)	(8.0)
Operating costs	81.9	97.0	(10.3)	(4.8)
General and administrative	26.4	29.5	3.1	(6.2)
Gain on sale of assets	—	(3.6)	—	3.6
Depreciation and amortization	106.5	10.4	97.7	(1.6)

Total expenses	354.3	301.2	70.1	(17.0)

Income/(loss) from operations	(90.0)	32.5	(136.4)	13.9
Interest income	1.7	0.6	—	1.1
Interest expense	(40.3)	(0.1)	39.8	0.4
Other expense, net	—	—	—	—

Income/(loss) before income taxes and minority interests	(128.6)	33.0	(176.2)	14.6
Provision for (benefit from) income taxes	1.3	13.3	(17.0)	5.0
Minority interests, net of tax	0.1	0.1	—	—

Net income/(loss)	$(130.0)	$19.6	$(159.2)	$9.6

	The Company	The Predecessor	Increase/ (Decrease) Related to the Transactions	Increase/ (Decrease) Other
	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Net revenues	$510.2	$671.2	$(153.3)	$(7.7)

Expenses:
Marketing and commissions	273.6	336.0	(44.5)	(17.9)
Operating costs	157.2	203.4	(26.1)	(20.1)
General and administrative	55.4	61.6	7.7	(13.9)
Gain on sale of assets	—	(4.2)	—	4.2
Depreciation and amortization	208.2	20.8	190.4	(3.0)

Total expenses	694.4	617.6	127.5	(50.7)

Income/(loss) from operations	(184.2)	53.6	(280.8)	43.0
Interest income	2.9	1.1	—	1.8
Interest expense	(74.4)	(0.4)	73.9	0.1
Other expense, net	—	(0.1)	—	0.1

Income/(loss) before income taxes and minority interests	(255.7)	54.2	(354.7)	44.8
Provision for (benefit from) income taxes	0.4	21.3	(38.2)	17.3
Minority interests, net of tax	0.2	0.2	—	—

Net income/(loss)	$(256.3)	$32.7	$(316.5)	$27.5

Purchase accounting adjustments made in the Transactions had a significant impact on the Company’s consolidated results of operations in 2006. These entries, which are non-cash in nature, reduced net revenues by $66.3 million and $153.3 million and income from operations by $136.4 million and $280.8 million for the three and six month periods ended June 30, 2006, respectively. Because deferred revenues were reduced in purchase accounting, net revenues recognized for periods following the Transactions will be less than they otherwise would have been. Also, the Company recorded a liability in purchase accounting for the fair value of servicing the Company’s members existing at the date of the Transactions for which no revenue will be recognized in the future. Because the liability recorded in purchase accounting will be used to offset future servicing costs for such members, the Company’s operating costs will be lower for periods following the Transactions than they otherwise would have been. Also, because prepaid commissions were reduced in purchase accounting, marketing and commissions expense for periods following the Transactions will be less than they otherwise would have been. The effect of these purchase accounting adjustments on the Company’s consolidated results of operations for the three and six months ended June 30, 2006 was to reduce net revenues by $66.3 million and $153.3 million respectively, marketing and commissions expense by $18.2 million and $39.9 million, respectively, and operating costs expense by $10.3 million and $26.1 million, respectively. Marketing and commissions expense also decreased approximately $2.2 million and 4.6 million, respectively, related to the amortization of capitalized insurance contract rights and list fees whose fair value is now included in other intangibles, net. Amortization of existing insurance contract rights and list fees as of the consummation of the Transactions is reflected as amortization expense for 2006. Additionally, the Company recorded $97.7 million and $190.4 million, respectively, incremental depreciation and amortization expense which negatively affected results of operations.

TABLE 6

AFFINION GROUP, INC. AND THE PREDECESSOR

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and segment EBITDA by operating segment are as follows:

	Net Revenues				Segment EBITDA (1)
	Three Months Ended June 30,		Related to the Transactions	Other Increase/ (Decrease)	Three Months Ended June 30,		Increase/ (Decrease) Related to the Transactions	Other Increase/ (Decrease)
	2006	2005			2006	2005
Membership operations	$117.9	$187.1	$(59.4)	$(9.8)	$(16.3)	$12.9	$(37.2)	$8.0
Insurance and package operations	90.9	90.5	(0.4)	0.8	28.9	25.7	1.8	1.4
International operations	39.2	44.6	(6.0)	0.6	(1.0)	1.3	(2.8)	0.5
Loyalty operations	18.0	13.6	(0.5)	4.9	5.8	3.0	(0.5)	3.3
Corporate	—	—	—	—	(0.9)	—	—	(0.9)
Eliminations	(1.7)	(2.1)	—	0.4	—	—	—	—

Total	$264.3	$333.7	$(66.3)	$(3.1)	16.5	42.9	(38.7)	12.3

Less: Depreciation and amortization					106.5	10.4	97.7	(1.6)

Income/(loss) from operations					$(90.0)	$32.5	$(136.4)	$13.9

	Net Revenues				Segment EBITDA (1)
	Six Months Ended June 30,		Related to the Transactions	Other Increase/ (Decrease)	Six Months Ended June 30,		Increase/ (Decrease) Related to the Transactions	Other Increase/ (Decrease)
	2006	2005			2006	2005
Membership operations	$225.9	$370.9	$(137.1)	$(7.9)	$(36.3)	$13.1	$(86.3)	$36.9
Insurance and package operations	179.9	181.4	(0.8)	(0.7)	52.9	47.6	3.8	1.5
International operations	72.4	97.7	(14.3)	(11.0)	(1.1)	8.0	(6.8)	(2.3)
Loyalty operations	35.3	25.9	(1.1)	10.5	10.4	5.7	(1.1)	5.8
Corporate	—	—	—	—	(1.9)	—	—	(1.9)
Eliminations	(3.3)	(4.7)	—	1.4	—	—	—	—

Total	$510.2	$671.2	$(153.3)	$(7.7)	24.0	74.4	(90.4)	40.0

Less: Depreciation and amortization					208.2	20.8	190.4	(3.0)

Income/(loss) from operations					$(184.2)	$53.6	$(280.8)	$43.0

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 7 below for a discussion on segment EBITDA.

TABLE 7

AFFINION GROUP, INC. AND THE PREDECESSOR

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of consolidated net loss/combined net income to Segment EBITDA and Adjusted EBITDA.

	Twelve Months Ended June 30,	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2006	2005	2006	2005
Net income/(loss)	$(375.2)	$(130.0)	$19.6	$(256.3)	$32.7
Interest (income)/expense, net	101.4	38.6	(0.5)	71.5	(0.7)
Provision for/(benefit from) income taxes	8.1	1.3	13.3	0.4	21.3
Minority interests, net of tax	0.1	0.1	0.1	0.2	0.2
Other (income)/expense, net	(6.0)	—	—	—	0.1
Depreciation and amortization	304.2	106.5	10.4	208.2	20.8

Segment EBITDA (a)	32.6	16.5	42.9	24.0	74.4
Effect of the Transactions, reorganizations and non-recurring gains (b)	194.1	38.7	(3.6)	90.4	(2.4)
Certain legal costs (c)	13.2	(0.9)	1.9	(0.6)	5.2
Net cost savings (d)	18.4	1.6	10.1	2.0	21.2
Other, net (e)	10.8	1.2	1.2	2.4	8.0

Adjusted EBITDA	$269.1	$57.1	$52.5	$118.2	$106.4

Interest coverage ratio(f)	2.01
Consolidated leverage ratio(g)	5.12

(a)	Segment EBITDA consists of income from operations before depreciation and amortization. Segment EBITDA is the measure management uses to evaluate segment performance and we present segment EBITDA to enhance your understanding of our operating performance. We use segment EBITDA as one criterion for evaluating our performance relative to that of our peers. We believe that segment EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Adjusted EBITDA is defined as segment EBITDA further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of the adjustments to segment EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain non-cash items and unusual items. However, segment EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP, and our segment EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our segment EBITDA and Adjusted EBITDA as alternatives to operating or net income determined in accordance with U.S. GAAP, as indicators of our operating performance or as alternatives to cash flows from operating activities determined in accordance with U.S. GAAP, or as indicators of cash flows, or as a measure of liquidity.
(b)	Effect of the Transactions, reorganizations and non-recurring gains – eliminates the effects of the Transactions, prior business reorganizations and non-recurring gains. For the three and six months ended June 30, 2006 the amounts of $38.7 million and $90.4 million relate entirely to the effect of the Transactions. See Table 5 for additional information regarding the effect of the Transactions.
(c)	Certain legal costs—represents legal costs for certain litigation matters.
(d)	Net cost savings—represents: (i) the elimination of general corporate overhead allocations from Cendant and historical long-term incentive compensation charges, net of estimated incremental stand-alone costs, (ii) the inclusion of anticipated cost savings and (iii) the elimination of costs associated with facilities closure and severance incurred in 2005.

(e)	Other, net—represents: (i) net changes in other reserves in 2005, (ii) changing the Predecessor’s historical accounting policy for insurance program marketing costs to our policy of expensing such costs as incurred, (iii) changes in contractual arrangements between us and Cendant as if such contractual terms were in place for all periods presented, (iv) and the elimination of certain non-recurring costs.
(f)	The interest coverage ratio is defined in our senior secured credit facilities (adjusted EBITDA, as defined, to interest expense, as defined). The calculation presented is annualized. The interest coverage ratio must be greater than 1.45 to 1.0 at June 30, 2006.
(g)	The consolidated leverage ratio is defined in our senior secured credit facilities (total debt, as defined, to adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 7.5 to 1.0 at June 30, 2006.